Exhibit 99.1

Asure Announces Fourth Quarter and Full Year 2021 Results

AUSTIN, TX – March 14, 2022 – Asure Software, Inc. (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management (“HCM”) software solutions, reported results for the fourth quarter and year ended December 31, 2021.

“Our fourth quarter and full year results show the many benefits of our growth strategy,” said Chairman and CEO, Pat Goepel. We continue to execute determinedly on the key priorities that we believe will drive future revenues and value creation. These priorities include a resolute focus on enhancing organic revenue growth, on executing acquisitions in our core target markets to build scale and profitability, on investments in sales and marketing to drive future revenue and on product and platform innovations that add value for our customers. Our strategy drove 29% annual growth in revenues in the fourth quarter and enabled Non-GAAP EBITDA to more than double relative to prior year.”

“We have accelerated the pace of product and platform innovations in key areas that help our clients enhance their engagement with their employees, which is becoming even more critical in today’s labor market. In the last few months, we have introduced new benefits administration solutions with Employee Navigator, new secure check cashing solutions for unbanked employees with Certegy and have partnered with Jackson Lewis law firm to bring our clients new employment law expertise. We have also enhanced our tax, HR consulting, treasury management and core payroll user experience, including same-day-pay. We are delighted to have introduced these compelling new capabilities for our valued customers and their employees. We will continue to focus on innovation for our clients while enhancing value creation for our stakeholders and expect to have additional announcements throughout the year as we progress.”

Fourth Quarter and Full Year 2021 Key Highlights

•Revenue of $21.1 million, up 29% from the prior year’s quarter, and up 17% sequentially;
•Non-GAAP EBITDA of $2.4 million, up 110% from last year’s quarter and up 96% sequentially;
•Non-GAAP net income of $498 thousand compared with a net loss of $69 thousand in the prior year’s quarter;
•Revenues were driven by acquisitions of two payroll businesses in September 2021 as well as 5% organic growth;
•Total bookings were up 7% from the prior year’s quarter, and up 29% for the twelve months ended compared to 2020.

	Three Months Ended			Year Ended
in thousands, except per share data	December 31, 2021	December 31, 2020	Variance	December 31, 2021	December 31, 2020	Variance
REVENUE
GAAP Revenue	$21,113	$16,430	29%	$76,064	$65,507	16%

GROSS PROFIT
GAAP Gross Profit	$13,259	$9,806	35%	$46,564	$38,093	22%
GAAP Gross Margin	63%	60%	n/a	61%	58%	n/a
Non-GAAP Gross Profit	$14,344	$10,912	31%	$51,337	$42,477	21%
Non-GAAP Gross Margin	68%	66%	n/a	67%	65%	n/a

EARNINGS
GAAP Net income (loss)	$(4,301)	$(5,841)	26%	$3,193	$(16,311)	NM
GAAP Net income (loss) per share	$(0.22)	$(0.36)	39%	$0.17	$(1.03)	NM
Non-GAAP Net income (loss)	$498	$(69)	NM	$2,495	$3,260	(23)%
Non-GAAP Net income (loss) per share	$0.02	$0.00	NM	$0.13	$0.20	(35)%

EBITDA
EBITDA	$1,456	$(1,558)	NM	$22,280	$(232)	NM
EBITDA Margin	7%	(9)%	n/a	29%	—%	n/a
Non-GAAP EBITDA	$2,405	$1,144	110%	$8,119	$7,850	3%
Non-GAAP EBITDA Margin	11%	7%	n/a	11%	12%	n/a
•NM indicates Not Meaningful Information
•Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release
•Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period

Financial Commentary

“Asure posted record fourth quarter revenues and non-GAAP EBITDA since we became a pure-play HCM solutions provider”, said CFO John Pence. Our non-GAAP Gross Margins grew consistently throughout 2021, reaching 68% for the full year versus 65% in 2020. Our non-GAAP EBITDA performance was also significant with our fourth quarter EBITDA more than doubling relative to prior year. We improved our non-GAAP EBITDA margins by 4% relative to prior year on the back of strong double-digit revenue growth. This margin expansion proves out the impact of scale and cost control as important levers for the business and shows we are executing to achieve higher levels of profitability.”

“We built momentum in the business throughout 2021 and we are pleased with how we ended the year”, continued Mr. Pence. Our progress provides a strong footing for 2022. We will continue to execute our key business priorities in 2022 and we feel this will enhance growth and value for our customers, their employees and our stakeholders.”

Asure Files for More Than $200M in Employee Retention Tax Credits Stimulus on Behalf of Clients

Asure Software, Inc. announced in February 2022 that it has filed for more than $200 million in stimulus on behalf of their clients as part of the Employee Retention Tax Credit (ERTC) program.

“Getting this critical stimulus money in the hands of our clients is incredibly gratifying,” said Pat Goepel, Chairman, and CEO of Asure. “Early in the pandemic, so much of the focus was on PPP loans and loan-forgiveness. But, because the ERTC program is more complex, many small and mid-sized businesses just didn’t realize how much stimulus was available to them” added Goepel.

Asure’s ERTC Filing Service helps new and existing clients receive this stimulus. The program includes three key elements:

•Review Qualified Wages – With client’s payroll data, Asure identifies eligible wages, including qualified health plan expenses.
•Calculate Credit Amount – Asure calculates eligible ERTC wages, taking into consideration the required offsets of wages paid with PPP funds.
•File Amended Returns – Asure processes the credits in our payroll system for audibility and files the necessary amended tax returns.

Asure Partners With Jackson Lewis Law Firm to Help Growing Businesses Adapt to Changing Employment Laws

Asure Software, Inc. announced in February 2022 that it has partnered with Jackson Lewis P.C. to provide vital HR compliance education to Asure’s 80,000 client businesses via video webinars, podcasts, and articles. “Jackson Lewis is recognized as a national leader in HR and employment law,” said Pat Goepel, Chairman and CEO of Asure. “Bringing their expertise to our clients is part of our vision to ‘Be the most trusted Human Capital Management resource to entrepreneurs everywhere.’” The most recent discussion, titled “Key New Employment Laws in 2022,” centered on the profound legal changes impacting small and mid-sized businesses in 2022 and beyond. Brian J. Shenker, of counsel with Jackson Lewis, provided actionable updates on the topics of

•Non-Compete Agreements
•Paid Family Leave Laws
•Anti-Discrimination Laws (Including COVID-19 issues)
•Employee Privacy and Surveillance Laws

Asure’s Payroll Fintech Powers New Treasury System to Deliver Added Value to Business Customers

Asure Software, Inc. announced in January 2022 the launch of an advanced Treasury Management System to bring world-class automation to its preparation and reconciliation of business customers’ daily cash position.

“Automating the ins and outs of money movement and the reconciliation of payroll funds in our new Treasury System sets us up to take advantage of the fintech megatrends shaping the future of payroll like same-day-pay, alternate currencies, and an Asure Wallet,” said Pat Goepel, Chairman, and CEO of Asure. “We also now have more transparency into our business than ever before which allows us to make more strategic investment decisions with client funds.”

Asure’s Treasury System provides real-time visibility into the Treasury function with an array of stakeholder dashboards. This new enterprise software creates a single interface that captures money movement from multiple platforms and provides instant visibility for File Transmissions, Returns, and Reconciliations that all sync with General Ledger, Balance Sheet, and Dashboards through APIs.

Asure’s New Technology Integration With Certegy Helps Businesses Offer Secure, Convenient, and Lower-Fee Check Cashing for Unbanked Employees

Asure Software, Inc. announced in January 2022 a new partnership with Certegy, a leading provider of payment and risk management technology for retailers and financial institutions.

Connecting Asure’s 80,000+ Payroll and HR business customers with Certegy’s Positive Pay program enables these businesses to now offer their unbanked employees more options when cashing their paper checks. In turn, this increases our business customers’ ability to retain and recruit employees.

Certegy's Positive Pay program enables quick approval for checks on record while preventing fraud. The information provided by check issuers is used to validate checks upon presentment at 100,000+ retailers throughout the US. This validation process greatly reduces risk for check cashing retailers, which allows these retailers to assess a lower check-cashing fee to customers of enrolled companies.

Certegy’s Positive Pay program protects check issuers from fraud while offering consumers hassle-free access to funds through a fast, frictionless check cashing experience.
Guidance

We are providing the following guidance for the first quarter of 2022 and fiscal year 2022 based on our fourth quarter results and our recent acquisitions. This outlook is offered with the backdrop of a stabilizing but still challenging environment to predict future economic results given fluctuations in employment trends, COVID-19 and the other political and economic challenges of today and considers the impact of recent acquisitions.

First Quarter, 2022
Revenue	$23.25 million	—	$23.75 million
Non-GAAP EBITDA	$3.3 million	—	$3.5 million
Non-GAAP EPS	$0.04	—	$0.06

Fiscal Year, 2022
Revenue	$85.0 million	—	$90.0 million

We anticipate fiscal year 2022 Non-GAAP EBITDA Margin percentage to be in line with historical percentages and seasonal trends.

Conference Call Details

Asure management will host a conference call Monday, March 14, 2022 at 4:30pm Eastern / 3:30pm Central. Asure Chairman and CEO Pat Goepel and CFO John Pence will participate conference call followed by a question-and-answer session. The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website. Analysts may participate on the conference call by dialing (877) 853-5636 (U.S.) or (631) 291-4544 (outside the U.S.). The conference ID is 5470356.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) is a leading provider of HCM software solutions. We help small and mid-sized companies grow by assisting them in building better teams with skills to stay compliant with ever-changing federal, state, and local tax jurisdictions and labor laws, and better allocate cash so they can spend their financial capital on growing their business rather than back-office overhead expenses. Asure’s Human Capital Management suite, named Asure HCM, includes cloud-based Payroll, Tax Services, and Time & Attendance software as well as HR services ranging from HR projects to completely outsourcing payroll and HR staff. We also offer these products and services through our network of reseller partners. Visit us at asuresoftware.com.

Non-GAAP Financial Measures

This press release includes information about Non-GAAP Net Income (Loss), Non-GAAP Net Income (Loss) per share, Non-GAAP tax rates, Non-GAAP gross profit, Non-GAAP gross profit margin, EBITDA, EBITDA margin, Non-GAAP EBITDA, and Non-GAAP EBITDA margin (collectively the “Non-GAAP financial measures”). These Non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Consolidated Financial Statements prepared in accordance with GAAP. Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release.

EBITDA differs from GAAP Net Income (Loss) in that it excludes items such as interest, tax, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Non-GAAP EBITDA differs from EBITDA in that it excludes share-based compensation, and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Non-GAAP Net Income (Loss) per share differs from GAAP Net Income (Loss) per share in that it assumes a 0% Non-GAAP tax rate, uses diluted share counts, and excludes items such as amortization, share-based compensation, and one-time expenses.

Non-GAAP gross profit differs from GAAP gross profit in that it excludes amortization, share-based compensation, and one-time items.

All Non-GAAP measures presented as “margin” are computed by dividing the applicable Non-GAAP financial measure by total revenue.

Management uses both GAAP and Non-GAAP measures when planning, monitoring, and evaluating the Company’s performance.

The primary purpose of using Non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does.

Management believes that supplementing GAAP disclosure with Non-GAAP disclosure provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating Non-GAAP measures, the provision of supplemental Non-GAAP information can allow for a comparison of the Company’s relative performance against other companies that also report Non-GAAP operating results.

Specifically, management is excluding the following items from its Non-GAAP earnings per share, as applicable, for the periods presented in the fourth quarter and year ended 2021 financial statements:

Share-Based Compensation Expenses. The Company’s compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Amortization of Purchased Intangibles. The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Income Tax Effects and Adjustments. Beginning in first quarter 2018, the Company started using a fixed projected Non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and non-cash tax effects of acquired goodwill and amortization, since each of these can vary in size and frequency. This tax rate could be subject to change for a variety of reasons, such as significant changes in the acquisition activity or fundamental tax law changes in major jurisdictions where the Company operates. The Company re-evaluates this tax rate on an annual basis or when any significant events that may materially affect this rate occur. The Non-GAAP tax rate is currently projected to be approximately zero (0.0) percent.

Amortization of Capitalized Internal-Use Software, Acquisition-Related, and One-Time Expenses. The Company’s Non-GAAP financial measures exclude amortization of internal-use capitalized software costs and acquisition-related expenses as well as one-time expenses, such as material tax credits, material interest-expense credits, severance, recruitment, proforma adjustments of the impact of post-sale HCM restructuring, and relocation.

Use of Forward-Looking Statements

This press release contains forward-looking statements about our financial results, which may include expected GAAP and Non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, share-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions, over many of which the Company has no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to—risks associated with possible fluctuations in the Company’s financial and operating results; the Company’s rate of growth and anticipated revenue run rate, including impact of the current environment, the spread of major epidemics (including COVID-19) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains and extended shut down of businesses, political unrest, including the current issues between Russia and Ukraine, reductions in employment and an increase in business failures, specifically among our clients, the Company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the Company’s services or the Company’s Web hosting; breaches of the Company’s security measures; domestic regulatory developments, including changes to or applicability to our business of privacy and data securities laws, money transmitter laws and anti-money laundering laws; the financial and other impact of any previous and future acquisitions; the nature of the Company’s business model, including risks related to government contracts; the Company’s ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the Company’s services; successful customer deployment and utilization of the Company’s existing and future services; changes in the Company’s sales cycle; competition; various financial aspects of the Company’s subscription model; unexpected increases in attrition or decreases in new business; the Company’s ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the Company operates; the Company’s ability to hire, retain and motivate employees and manage the Company’s growth; changes in the Company’s customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the Company’s effective tax rate; regulatory pressures on economic relief enacted as a result of the COVID-19 pandemic that change or cause different interpretations with respect to eligibility for such programs; factors affecting the Company’s term loan; fluctuations in the number of Company shares outstanding and the price of such shares; collection of receivables; interest rates; factors affecting the Company’s deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the Company’s real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards. Further information on these and other factors that could affect the Company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K, and in other filings we make with the SEC from time to time. These documents are available on the SEC Filings section of the Investor Information section of the Company’s website at investor.asuresoftware.com. Asure Software assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

The forward-looking statements, including the financial guidance and 2021 outlook, contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

© 2022 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$13,427	$28,577
Accounts receivable, net	5,308	3,848
Inventory	246	449
Prepaid expenses and other current assets	13,475	2,866
Total current assets before funds held for clients	32,456	35,740
Funds held for clients	217,376	321,069
Total current assets	249,832	356,809
Property and equipment, net	8,945	8,281
Goodwill	86,011	73,958
Intangible assets, net	78,573	64,552
Operating lease assets, net	5,748	6,450
Other assets, net	4,136	3,952
Total assets	$433,245	$514,002
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$1,907	$12,310
Accounts payable	565	1,288
Accrued compensation and benefits	3,568	2,916
Operating lease liabilities, current	1,551	1,833
Other accrued liabilities	2,436	1,380
Contingent purchase consideration	1,905	3,880
Deferred revenue	3,750	4,416
Total current liabilities before client fund obligations	15,682	28,023
Client fund obligations	217,144	320,578
Total current liabilities	232,826	348,601
Long-term liabilities:
Deferred revenue	36	111
Deferred tax liability	1,595	888
Notes payable, net of current portion	33,120	12,225
Operating lease liabilities, noncurrent	4,746	5,366
Contingent purchase consideration	2,424	—
Other liabilities	258	1,157
Total long-term liabilities	42,179	19,747
Total liabilities	275,005	368,348
Stockholders’ equity:
Preferred stock	—	—
Common stock	204	193
Treasury stock at cost	(5,017)	(5,017)
Additional paid-in capital	429,912	419,827
Accumulated deficit	(266,760)	(269,953)
Accumulated other comprehensive income	(99)	604
Total stockholders’ equity	158,240	145,654
Total liabilities and stockholders’ equity	$433,245	$514,002

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share amounts)

	Year Ended December 31,
	2021	2020
Revenue:
Recurring	$71,078	$63,315
Professional services, hardware and other	4,986	2,192
Total revenue	76,064	65,507
Cost of Sales	29,500	27,414
Gross profit	46,564	38,093
Operating expenses:
Sales and marketing	15,448	13,549
General and administrative	27,570	23,926
Research and development	5,410	5,959
Amortization of intangible assets	10,948	9,547
Total operating expenses	59,376	52,981
Loss from operations	(12,812)	(14,888)
Interest income (expense) and other, net	(2,038)	(1,224)
(Loss) gain on extinguishment of debt	8,312	138
Employee retention tax credit	10,533	—
Income (loss) from operations before income taxes	3,995	(15,974)
Income tax expense (benefit)	802	337
Net income (loss)	3,193	(16,311)
Other comprehensive income:
Unrealized (loss) gain on marketable securities	(703)	629
Comprehensive income (loss)	$2,490	$(15,682)

Basic and diluted earnings (loss) per share
Basic	$0.17	$(1.03)
Diluted	$0.16	$(1.03)

Weighted average basic and diluted shares
Basic	19,313	15,910
Diluted	19,509	15,910

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$3,193	$(16,311)
Adjustments to reconcile loss to net cash provided by operations:
Depreciation and amortization	16,246	14,655
Amortization of operating lease assets	1,574	1,514
Amortization of debt financing costs and discount	309	395
Net amortization of premiums and accretion of discounts on available-for-sale securities	194	162
Provision for doubtful accounts	1	372
Provision for deferred income taxes	707	551
Gain on extinguishment of debt	(8,312)	(138)
Net realized gains on sales of available-for-sale securities	(542)	(656)
Share-based compensation	2,990	2,365
Loss on disposals of fixed assets	(32)	59
Change in fair value of contingent purchase consideration	(160)	1,135
Changes in operating assets and liabilities:
Accounts receivable	(1,293)	528
Inventory	142	150
Prepaid expenses and other assets	(11,083)	5,160
Operating lease right-of-use assets	(1,371)	(1,052)
Accounts payable	(725)	(676)
Accrued expenses and other long-term obligations	629	(5,022)
Operating lease liabilities	(348)	(55)
Deferred revenue	(741)	(901)
Net cash provided by operating activities	1,378	2,235
Cash flows from investing activities:
Acquisition of intangible asset	(25,526)	(13,141)
Purchases of property and equipment	(133)	(857)
Software capitalization costs	(4,141)	(2,780)
Purchases of available-for-sale securities	(29,051)	(13,196)
Proceeds from sales and maturities of available-for-sale securities	21,881	10,567
Net cash used in investing activities	(36,970)	(19,407)
Cash flows from financing activities:
Proceeds from notes payable	29,425	8,856
Payments of notes payable	(14,657)	(12,234)
Payments of contingent purchase consideration	(1,784)	—
Debt financing fees	(878)	(245)
Net proceeds from issuance of common stock	678	21,392
Net change in client fund obligations	(103,434)	190,328
Net cash (used in) provided by financing activities	(90,650)	208,097
Net (decrease) increase in cash and cash equivalents	(126,242)	190,925
Cash and cash equivalents at beginning of period	324,985	134,060
Cash and cash equivalents at end of period	$198,743	$324,985

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)

	Year Ended December 31,
	2021	2020
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$13,427	$28,577
Restricted cash and restricted cash equivalents included in funds held for clients	185,316	296,408
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$198,743	$324,985

Supplemental information:
Cash paid for interest	$1,413	$1,029
Cash paid for income taxes	$366	$3,662
Net assets from acquisitions	$763	$442

Non-cash investing and financing activities:
Contingent purchase consideration issued for acquisitions	$2,574	$1,177
Notes payable issued for acquisitions	$4,386	$2,745
Stock issuance for acquisitions	$6,428	$—

ASURE SOFTWARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(in thousands, except per share amounts)

	Q4-21	Q3-21	Q2-21	Q1-21	Q4-20	Q3-20	Q2-20	Q1-20

Total Revenue	$21,113	$17,981	$17,168	$19,802	$16,430	$16,015	$14,115	$18,947

GAAP to Non-GAAP Gross Profit
GAAP Gross Profit	$13,259	$10,868	$9,945	$12,492	$9,806	$9,073	$8,107	$11,107
GAAP Gross Margin	63%	60%	58%	63%	60%	57%	57%	59%

Share-based Compensation	46	45	38	23	24	33	21	22
Depreciation	685	710	973	762	703	787	537	495
Amortization - intangibles	354	379	379	379	379	397	397	431
One Time Product Royalties	—	—	—	—	—	—	67	91
Non-GAAP Gross Profit	$14,344	$12,002	$11,335	$13,656	$10,912	$10,290	$9,129	$12,146
Non-GAAP Gross Margin	68%	67%	66%	69%	66%	64%	65%	64%

GAAP Net income (loss) to Non-GAAP EBITDA
GAAP Net income (loss)	$(4,301)	$5,328	$3,764	$(1,598)	$(5,841)	$(4,759)	$(3,944)	$(1,767)
Interest Expense & Other, Net	1,061	530	223	224	279	408	164	235
Taxes based on a 0% tax rate	139	260	298	105	266	(325)	377	19
Depreciation	846	872	1,136	956	934	1,043	793	735
Amortization - intangibles	3,711	2,912	2,907	2,907	2,804	2,821	2,746	2,780
EBITDA	$1,456	$9,902	$8,328	$2,594	$(1,558)	$(812)	$136	$2,002
EBITDA Margin	7%	55%	49%	13%	(9)%	(5)%	1%	11%

Share-based Compensation	821	784	760	626	631	707	588	438
One Time Expenses	128	1,075	630	202	2,071	1,117	685	1,845
Employee Retention Tax Credit	—	(10,533)	—	—	—	—	—	—
PPP Loan Extinguishment Gain	—	—	(8,654)	—	—	—	—	—
Non-GAAP EBITDA	$2,405	$1,228	$1,064	$3,422	$1,144	$1,012	$1,409	$4,285
Non-GAAP EBITDA Margin	11%	7%	6%	17%	7%	6%	10%	23%

GAAP Net income (loss) to Non-GAAP Net income (loss)
GAAP Net income (loss)	$(4,301)	$5,328	$3,764	$(1,598)	$(5,841)	$(4,759)	$(3,944)	$(1,767)
Share Count	19,974	19,182	19,040	19,007	16,258	15,873	15,779	15,727
GAAP EPS	$(0.22)	$0.28	$0.20	$(0.08)	$(0.36)	$(0.30)	$(0.25)	$(0.11)

Share-based Compensation	821	784	760	626	631	707	588	438
Amortization - intangibles	3,711	2,912	2,907	2,907	2,804	2,821	2,746	2,780
One Time Expenses	128	1,075	854	202	2,071	1,117	685	1,845
Employee Retention Tax Credit	—	(10,533)	—	—	—	—	—	—
PPP Loan Extinguishment Gain	—	—	(8,654)	—	—	—	—	—
Taxes based on a 0% tax rate	139	260	298	105	266	(325)	377	19
Non-GAAP Net (loss) income	$498	$(174)	$(71)	$2,242	$(69)	$(439)	$452	$3,315
Share Count	20,133	19,182	19,040	19,200	16,258	15,873	15,899	15,914
Non-GAAP EPS	$0.02	$(0.01)	$0.00	$0.12	$0.00	$(0.03)	$0.03	$0.21

Investor Relations Contact
Randal Rudniski
Vice President, Investor Relations, Financial Planning & Analysis
512-859-3562
randal.rudniski@asuresoftware.com